UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2012

Kenexa Corporation

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-35336	23-3024013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

(610) 971-9171

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Other Information.

On November 20, 2012, Kenexa Corporation (the “Company”) received a notice of public reprimand from the New York Stock Exchange (“NYSE”) regarding non-compliance with Sections 204.21 and 401.02 of the Listed Company Manual, because the Company did not provide the NYSE with at least ten days advance notice of the establishment of the record date for the Company’s special meeting of shareholders to be held in connection with the previously announced transaction between the Company and International Business Machines Corporation (“IBM”). The Company views this as an isolated incident and makes every effort to comply with all NYSE rules applicable to it. The notice letter states that the NYSE has determined not to take any further action with respect to the Company’s non-compliance.

Further information regarding the transaction between the Company and IBM can be found in the definitive proxy statement of the Company filed with the Securities and Exchange Commission (“SEC”) on October 26, 2012, as supplemented by the proxy supplement filed with the SEC on November 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenexa Corporation

November 23, 2012
	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer